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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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☒ Preliminary Proxy Statement
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First Virtual Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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3393 Octavius Drive
Santa Clara, California 95054

TO OUR STOCKHOLDERS:

        Attached is a supplemental proxy for the annual meeting of FIRST VIRTUAL COMMUNICATIONS, INC., on June 14, 2002. I am writing to request that you vote in favor of a series of amendments to the Company's Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's common stock whereby each three, four or five outstanding shares of Common Stock would be combined, converted, and changed into one share of Common Stock, with the effectiveness of the amendment. The exact exchange ratio will be determined by the Company's Board of Directors prior to filing an amendment or, in the alternative, the Board of Directors may elect to abandon the amendment as permitted under Section 242(c) of the Delaware General Corporation Law.

        The Company received a letter from Nasdaq, dated March 25, 2002, advising the Company that its Common Stock would be delisted if it was unable to demonstrate compliance with the minimum bid requirement of $1.00 per share of its Common Stock for ten consecutive trading days during the 90 calendar days ending June 24, 2002. The Board of Directors, after consideration of many factors, including the Nasdaq letter, the existing and expected marketability and liquidity of the Common Stock, the prevailing market conditions and the likely effect on the market price of the Common Stock, determined that effecting a reverse stock split was in the best interests of the Company and its stockholders. As a result, on May     , 2002, the Board of Directors by an action by written consent considered and unanimously adopted resolutions authorizing proposed amendments to the Company's Amended and Restated Certificate of Incorporation, as amended, to effect, in the discretion of the Board of Directors pursuant to Section 242(c) of the Delaware General Corporate Law, a reverse stock split. The exact ratio to be used, or whether any reverse stock split will be effected at all, has not been finally determined by the Board of Directors. Such decision will be based on a variety of factors including, but not limited to, the price of the Company's shares of Common Stock, market conditions generally, and the advice of the Company's financial advisors.

        We hope you agree with the Board of Director's decision and will vote in support of Proposal 4 on the supplemental proxy. We would appreciate your promptly exercising your voting rights, and we apologize for the short time period for you to consider this important issue.

Sincerely yours,

KILLKO A. CABALLERO President and Chief Executive Officer

Santa Clara, California
May 31, 2002

FIRST VIRTUAL COMMUNICATIONS, INC.
3393 Octavius Drive
Santa Clara, California 95054

SUPPLEMENT TO PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed supplemental proxy (the "Supplemental Proxy") is solicited on behalf of the Board of Directors (the "Board") of FIRST VIRTUAL COMMUNICATIONS, INC., a Delaware corporation (the "Company"), for use at a Annual Meeting of Stockholders to be held on Friday, June 14, 2002 at 9:00 a.m. local time (together with all adjournments and postponements thereof, the "Annual Meeting"). The Annual Meeting will be held at the Company's offices, located at 3393 Octavius Drive, Santa Clara, California 95054. This proxy material is a supplement (a "Supplemental Proxy Statement") to the Company's Proxy Statement for use at the Annual Meeting that was mailed to stockholders of the Company on or about May 1, 2002 (the "Proxy Statement") and the accompanying Notice of Annual Meeting. This Supplemental Proxy Statement and the accompanying Supplemental Proxy should be read together with the Company's Proxy Statement, which is hereby incorporated into this Supplemental Proxy Statement by reference. The Company intends to mail this Supplemental Proxy Statement and accompanying Supplemental Proxy card on or about May 31, 2002 to all stockholders entitled to vote at the Annual Meeting.

        The following proposal is in addition to Proposals 1 through 3 presented to stockholders in the Proxy Statement. All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed Supplemental Proxy card as promptly as possible in order to ensure your representation at the meeting with respect to the following Proposal 4. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

SOLICITATION

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Supplemental Proxy Statement, the Supplemental Proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented through the use of a proxy solicitation firm. Solicitation may also be supplemented by telephone, telegram or personal solicitation by directors, officers or other employees of the Company. No additional compensation will be paid to directors, officers or other employees for these services, but a proxy solicitor, if used, will receive a customary fee which we estimate to be approximately $10,000.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of Common Stock and the Company's Series A Preferred Stock at the close of business on April 25, 2002, will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on April 25, 2002 the Company had outstanding and entitled to vote 40,116,179 shares of Common Stock and 27,437 shares of Series A Preferred Stock convertible into 4,247,214 shares of Common Stock.

        Each holder of record of Common Stock on April 25, 2002 will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Each holder of record of Series A Preferred Stock on April 25, 2002 will be entitled to one vote for each share of Common Stock into which such holder's shares of Series A Preferred Stock is convertible on such date.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on the proposals presented to the stockholders and will have the same effect as a negative vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

VOTING VIA THE INTERNET OR BY TELEPHONE

        Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder.

        The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.

For Shares Registered in Your Name

        Stockholders of record may go to http://www.computershare.com/us/proxy to grant a proxy to vote their shares by means of the Internet. They will be required to provide the control number and pin number located at the bottom of their Supplemental Proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such Supplemental Proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-816-8908 and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

        Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company's Supplemental Proxy card.

        A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at http://www.proxyvote.com.

General Information for All Shares Voted Via the Internet or by Telephone

        Votes submitted via the Internet or by telephone must be received by 9 a.m., Pacific Daylight Time on June 13, 2002. Submitting your Supplemental Proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3393 Octavius Drive, Santa Clara, California 95054, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

        Proposals of stockholders that are intended to be presented at the Company's 2003 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the "SEC") must be received by the Company no later than December 30, 2002 in order to be included in the proxy statement relating to that Annual Meeting. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in that proxy statement and proxy is not later than the close of business on February 27, 2003 nor earlier than the close of business on January 28, 2003. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 4

AMENDMENTS TO AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT

BACKGROUND

        The Company's Common Stock is quoted on The Nasdaq National Market. In order for the Company's Common Stock to continue to be quoted on the Nasdaq National Market, the Company must satisfy various listing maintenance standards established by Nasdaq. Among other things, the Company is required to have stockholders' equity of at least $10 million and the Company's Common Stock held by persons other than officers, directors and beneficial owners of greater than 10% of our total outstanding shares, often referred to as the public float, must have an aggregate market value of at least $5 million. Additionally, at least 400 persons must each own at least 100 shares of the Company's Common Stock and the Company's Common Stock must have a minimum bid price of at least $1.00 per share.

        Under Nasdaq's listing maintenance standards, if the closing bid price of shares of the Company's Common Stock is under $1.00 per share for 30 consecutive trading days and does not thereafter reach $1.00 per share or higher for a minimum of ten consecutive trading days during the 90 calendar days following notification by Nasdaq, Nasdaq may delist the Company's Common Stock from trading on The Nasdaq National Market. In that event, the Company may be eligible to have shares of its Common Stock listed for trading on The Nasdaq SmallCap Market. If a delisting were to occur, and the Company's Common Stock did not qualify for trading on The Nasdaq SmallCap Market, the Company's Common Stock would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. Such alternatives are generally considered to be markets that are less efficient and less broad than The Nasdaq National Market.

        On March 25, 2002, the Company received a letter from Nasdaq advising it that its Common Stock had not met Nasdaq's minimum bid price requirement for 30 consecutive trading days and that, if the Company were unable to demonstrate compliance with this requirement for ten consecutive trading days during the 90 calendar days ending June 24, 2002, the Company's Common Stock would be delisted at that time. In response to this notice, the Board considered and has authorized a series of proposed amendments to the Company's Amended and Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), to effect a reverse stock split, at the discretion of the Board pursuant to Section 242(c) of the Delaware General Corporation Law, to be implemented for the purpose of increasing the market price of the Company's Common Stock above the Nasdaq minimum bid requirement. Under these proposed amendments, each three, four or five outstanding shares of Common Stock would be combined, converted and changed into one share of Common Stock (the "Reverse Stock Splits") with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all such amendments, to be determined by the Board.

        If the Board determines to effect one of the Reverse Stock Splits (the "Effective Reverse Stock Split") by filing the applicable amendment with the Secretary of State of the State of Delaware, all other amendments shall be abandoned. Stockholder approval of the Reverse Stock Splits will authorize the Board to effectuate the Effective Reverse Stock Split in any of the following ratios: 1:3, 1:4 or 1:5, or to not effect any of the Reverse Stock Splits. The Board believes that stockholder approval of selected exchange ratios within a range (as opposed to approval of a specific exchange ratio) provides the Board with maximum flexibility to choose the appropriate ratio and is in the best interests of the Company and its stockholders.

        Stockholders should note that the effect of the Effective Reverse Stock Split upon the market prices for the Company's Common Stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of the Common Stock after the Effective Reverse Stock Split will be three to five times, as applicable, the prices for shares of the Common Stock immediately prior to the Effective Reverse Stock Split. Furthermore, there can be no assurance that the proposed Reverse Stock Splits will achieve the desired results which have been outlined above, nor can there be any assurance that the Reverse Stock Splits will not adversely impact the market price of the Common Stock or, alternatively, that any increased price per share of the Common Stock immediately after the Effective Reverse Stock Split will be sustained for any prolonged period of time.

        In addition to the stock price criteria, the Company must maintain compliance with all requirements for continued listing on The Nasdaq National Market. There is no assurance that the Company will meet the continued listing requirements following the Effective Reverse Stock Split or that, even if the continued listing requirements are met, that the Company's Common Stock will continue to be traded on The Nasdaq National Market.

        If the Company is unable to meet The Nasdaq National Market requirements, the Company may apply to transfer to The Nasdaq SmallCap Market. In order for the Company's Common Stock to be quoted on The Nasdaq SmallCap Market, the Company must satisfy various listing maintenance standards established by Nasdaq. Among other things, the Company would be required to have stockholder's equity of at least $2.5 million or a market capitalization of at least $35 million or net income (in the latest fiscal year or two of the three last fiscal years) of at least $500,000 and the Company's Common Stock must have a public float of at least $500,000. Additionally, at least 300 persons must each own at least 100 shares of the Company's Common Stock, and the Company's Common Stock must have a minimum bid price of at least $1.00 per share. If the Company is not able to meet these requirements for listing on The Nasdaq SmallCap Market, the Company's Common Stock would trade in the over-the-counter market or in the "pink sheets."

        In order for the Company's Common Stock to continue being quoted on The Nasdaq National Market, the Company's stockholders are being asked in this Proposal 4 to authorize the Company to amend the Restated Certificate of Incorporation to effect a reverse split of the Company's Common Stock whereby the Company would issue one new share of Common Stock in exchange for each three, four or five shares of outstanding Common Stock. The Board has approved, subject to stockholder approval, the Reverse Stock Splits and has directed that the Reverse Stock Splits be submitted to the stockholders of the Company for consideration and action. The complete text of the form of the certificates of amendment (the "Certificates of Amendment") to the Restated Certificate of Incorporation, one of which would be filed with the office of the Secretary of State of the State of Delaware to effect the Effective Reverse Stock Split, are set forth in Appendices A-1 through A-3 to this Supplemental Proxy Statement; provided however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board may deem necessary or advisable to effect the Effective Reverse Stock Split.

REASONS FOR THE REVERSE STOCK SPLIT

        The Board believes that the Reverse Stock Split may be desirable for a number of reasons. First, the Board believes that the Reverse Stock Split may allow the Company to avoid having its Common Stock delisted from the The Nasdaq National Market. Second, the Board believes that the Reverse Stock Split could improve the Company's ability to raise new capital. Third, the Board believes that the Reverse Stock Split could improve the marketability and liquidity of the Company's Common Stock.

        It is possible that, even if the Company implements the Reverse Stock Split, it may not be able to prevent Nasdaq from delisting its Common Stock from The Nasdaq National Market. The Board believes however, that the Reverse Stock Split would enhance the Company's ability to prevent its stock from being delisted. The Company's Common Stock is currently quoted on The Nasdaq National Market under the symbol "FVCX." During the period from June 1, 2001 to May 16, 2002, the closing sales price per share of the Company's Common Stock ranged from a high of $1.43 to a low of $0.54. The closing sales price on May 16, 2002 was $0.729. There are several requirements that the Company must meet in order to maintain its listing on The Nasdaq National Market, one of which is that the Company's Common Stock have a minimum market price of $1.00. As mentioned, above, the Company has been notified by Nasdaq that it has failed to maintain the $1.00 minimum bid price. Although there is no assurance that the Company will be able to satisfy The Nasdaq National Market listing requirements in order to prevent the Company's Common Stock from being delisted from the The Nasdaq National Market, the Board believes that the Reverse Stock Split will result in the market price of the Company's Common Stock rising to the level necessary to satisfy the $1.00 minimum market price continued listing requirement.

        The Company will require additional sources of capital to fund its existing and future research and product development efforts and to fund continuing operations. The Company believes that an increase in per share value of the Common Stock, which the Company expects as a consequence of the Reverse Stock Split, may enhance the attractiveness of the Common Stock for certain segments of the investing public and broaden the investor pool from which the Company might be able to obtain additional financing. For example, because of the trading volatility often associated with low-priced stocks, as a matter of policy many institutional investors are prohibited from purchasing such stocks. For the same reason, brokers often discourage their customers from purchasing such stocks. The reduction in the number of outstanding shares of Common Stock caused by the Reverse Stock Split is anticipated initially to increase proportionally the per share market price of the Common Stock. However, because some investors may view the Reverse Stock Split negatively in that it reduces the number of shares available in the public market, there is no assurance that the market price of the Common Stock would reflect proportionately the Reverse Stock Split, or that the price, if it does rise proportionally, would be sustained in the future.

        The Board also believes that the increased market price of the Common Stock expected as a result of the Reverse Stock Split could improve the marketability and liquidity of the Common Stock and encourage interest and trading in the Common Stock. As previously noted, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, it should be noted that the Reverse Stock Split will decrease the total number of shares outstanding, which may impact the Company's liquidity. If the Reverse Stock Split is implemented, however, holders of fewer than 100 shares of Common Stock after the Reverse Stock Split is effected may be charged brokerage fees that are proportionately higher than holders of more than 100 shares of Common Stock. The Board is hopeful that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

BOARD DISCRETION TO IMPLEMENT REVERSE STOCK SPLIT

        The Board has considered the potential harm to the Company of a delisting from Nasdaq, and currently believes that a Reverse Stock Split is the best way of achieving compliance with Nasdaq's minimum bid price listing standard. If the Reverse Stock Splits are approved by the stockholders of the Company, the Effective Reverse Stock Split will be effected, if at all, only upon a determination by the Board, that one of the Reverse Stock Splits (with the exchange ratio determined by the Board as described above) is in the best interests of the Company and its stockholders at that time. Such determination will be based upon certain factors, including but not limited to the then-current price of the Company's Common Stock, existing and expected marketability and liquidity of the Common Stock, prevailing market conditions and the likely effect on the market price of the Common Stock. Notwithstanding approval of the Reverse Stock Splits by the stockholders, the Board may, in its sole discretion, abandon all of the Certificates of Amendment and determine not to effect any of the Reverse Stock Splits, as permitted under Section 242(c) of the Delaware General Corporation Law.

EFFECTS OF THE EFFECTIVE REVERSE STOCK SPLIT ON REGISTRATION AND VOTING RIGHTS

        The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Effective Reverse Stock Split would not affect the registration of the Common Stock under the Exchange Act. After the Effective Reverse Stock Split, the Common Stock would continue to be reported on The Nasdaq National Market under the symbol "FVCX" (although Nasdaq would likely add the letter "D" to the end of the trading symbol for a period of 20 trading days to indicate that the Effective Reverse Stock Split has occurred).

        Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Effective Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the effective time of the Effective Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of Common Stock after the Effective Reverse Stock Split. Although the Effective Reverse Stock Split would not affect the rights of stockholders or any stockholder's proportionate equity interest in the Company (subject to the treatment of fractional shares), the number of authorized shares of Common Stock would not be reduced and would increase significantly the ability of the Board to issue such authorized and unissued shares without further stockholder action. The number of stockholders of record would not be affected by the Effective Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Effective Reverse Stock Split).

EFFECT OF THE EFFECTIVE REVERSE STOCK SPLIT ON THE AUTHORIZED BUT UNISSUED SHARES OF COMMON STOCK

        In addition, the number of authorized but unissued shares of Common Stock effectively will be increased significantly by the Effective Reverse Stock Split. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Restated Certificate of Incorporation or Bylaws.

EFFECT OF THE EFFECTIVE REVERSE STOCK SPLIT ON STOCK OPTIONS, WARRANTS AND PAR VALUE

        The Effective Reverse Stock Split would reduce the number of shares of Common Stock available for issuance under the Company's 1999 Equity Incentive Plan (the "1999 Plan"), the 1997 Equity Incentive Plan (the "1997 Plan"), the 1997 Employee Stock Purchase Plan (the "1997 ESPP"), and the 1997 Non-Employee Directors' Stock Option Plan (the "Directors' Option Plan") in proportion to the exchange ratio of the Effective Reverse Stock Split. The number of shares of Common Stock currently authorized for issuance under the 1999 Plan is 6,000,000 (prior to giving effect to any Reverse Stock Split), the number of shares of Common Stock currently authorized for issuance under the 1997 Plan is 5,875,000 (prior to giving effect to any Reverse Stock Split), the number of shares of Common Stock currently authorized for issuance under the 1997 ESPP is 1,350,000 (prior to giving effect to any Reverse Stock Split), and the number of shares of Common Stock currently authorized for issuance under the Directors' Option Plan is 700,000, provided that Proposal 2 which has also been submitted to a vote of the Company's stockholders at the June 14, 2002 annual meeting would increase this number by 800,000 shares for a total of 1,500,000 shares (in each case, prior to giving effect to any Reverse Stock Split). The par value of the Company's Common Stock and Preferred Stock would remain at $0.001 per share following the effective time of the Effective Reverse Stock Split, while the number of shares of Common Stock issued and outstanding would be reduced.

        The Company also has outstanding certain stock options and warrants to purchase shares of Common Stock. Under the terms of the outstanding stock options and warrants, the Effective Reverse Stock Split will effect a reduction in the number of shares of Common Stock issuable upon exercise of such stock options and warrants in proportion to the exchange ratio of the Effective Reverse Stock Split and will effect a proportionate increase in the exercise price of such outstanding stock options and warrants. In connection with the Effective Reverse Stock Split, the number of shares of Common Stock issuable upon exercise or conversion of outstanding stock options and warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

EFFECTIVE DATE

        The Effective Reverse Stock Split would become effective as of 5:00 p.m. Eastern time on the date of filing (the "Effective Date") of the Certificate of Amendment with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the Effective Date, each three, four or five shares, as applicable, of Common Stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into one share of Common Stock in accordance with the ratio of the Effective Reverse Stock Split determined by the Board within the limits set forth in this Proposal.

PAYMENT FOR FRACTIONAL SHARES

        No fractional shares of Common Stock would be issued as a result of the Effective Reverse Stock Split. In lieu of any such fractional share interest, each holder of Common Stock who as a result of the Effective Reverse Stock Split would otherwise receive a fractional share of Common Stock will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sales price of the Common Stock on the Effective Date as reported on The Nasdaq National Market by (ii) the number of shares of Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest. Such amount would be issued to such holder in the form of a check in accordance with the exchange procedures outlined under "Exchange of Stock Certificates" below.

EXCHANGE OF STOCK CERTIFICATES

        Shortly after the Effective Date, each holder of an outstanding certificate theretofore representing shares of Common Stock will receive from ComputerShare Trust Company, as the Company's exchange agent (the "Exchange Agent") for the Effective Reverse Stock Split, instructions for the surrender of such certificate to the Exchange Agent. Such instructions will include a form of Transmittal Letter to be completed and returned to the Exchange Agent. As soon as practicable after the surrender to the Exchange Agent of any certificate which prior to the Effective Reverse Stock Split represented shares of Common Stock, together with a duly executed Transmittal Letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of Common Stock into which the shares of Common Stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share interest. Each certificate representing shares of Common Stock issued in connection with the Effective Reverse Stock Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of Common Stock. Until surrendered as contemplated herein, each certificate which immediately prior to the Effective Reverse Stock Split represented any shares of Common Stock shall be deemed at and after the Effective Reverse Stock Split to represent the number of full shares of Common Stock contemplated by the preceding sentence.

        No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate which prior to approval of the Effective Reverse Stock Split represented any shares of Common Stock, except that if any certificates of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance shall pay to the Company any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable, (ii) such transfer shall comply with all applicable federal and state securities laws, and (iii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

NO APPRAISAL RIGHTS

        Under Delaware law, stockholders of the Company are not entitled to appraisal rights with respect to the Effective Reverse Stock Split.

MATERIAL FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE EFFECTIVE REVERSE STOCK SPLIT

        The following is a summary of important tax considerations of the Effective Reverse Stock Split. It addresses only stockholders who hold the pre-Effective Reverse Stock Split shares and post-Effective Reverse Stock Split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-Effective Reverse Stock Split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-Effective Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre-Effective Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Effective Reverse Stock Split. Each stockholder is advised to consult his or her tax advisor as to his or her own situation.

        The Effective Reverse Stock Split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the Effective Reverse Stock Split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the Effective Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Effective Reverse Stock Split shares. The aggregate tax basis of the post-Effective Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefor (excluding any portion of the holder's basis allocated to fractional shares), and the holding period of the post-Effective Reverse Stock Split shares received will include the holding period of the pre-Effective Reverse Stock Split shares exchanged.

        A holder of the pre-Effective Reverse Stock Split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-Effective Reverse

Stock Split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-Effective Reverse Stock Split shares were held for one year or less and long term if held more than one year.

        No gain or loss will be recognized by the Company as a result of the Effective Reverse Stock Split.

REQUIRED VOTE

        The affirmative vote of the holders of a majority of the shares of the Common Stock and the Series A Preferred Stock, voting on an as converted to Common Stock basis, will be required to approve the Reverse Stock Splits and the Certificates of Amendment. As a result, abstentions and broker non-votes will have the same effect as negative votes.

The Board unanimously recommends a vote IN FAVOR of Proposal 4

OTHER MATTERS

        Except for the matters previously presented in the Proxy Statement and this Supplemental Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Killko A. Caballero President and Chief Executive Officer

May 31, 2002

APPENDIX A-1

CERTIFICATE OF AMENDMENT
OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF FIRST VIRTUAL COMMUNICATIONS, INC.

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
FIRST VIRTUAL COMMUNICATIONS, INC.

        FIRST VIRTUAL COMMUNICATIONS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

        FIRST:    The name of the Corporation is First Virtual Communications, Inc., and the original name of the Corporation is First Virtual Merger Corporation.

        SECOND:    The date on which the Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is October 29, 1997. The date on which the Corporation's Certificate of Ownership and Merger merging First Virtual Corporation and First Virtual Merger Corporation was filed with the Secretary of State of the State of Delaware is December 2, 1997. The date of the filing of the Corporation's Amended and Restated Certificate with the Secretary of State of the State of Delaware is May 4, 1998 (the "Restated Certificate"). The date of the filing of the Corporation's Certificate of Ownership and Merger merging FVC.COM, Inc. and First Virtual Corporation with the Secretary of State of the State of Delaware is August 3, 1998. The date on which the Corporation's Certificate of Designation of Series A Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware is June 8, 2000. The date of the filing of the Corporation's Certificate of Ownership and Merger merging First Virtual Communications, Inc. and FVC.COM, Inc. with the Secretary of State of the State of Delaware is February 2, 2001. The date on which the Corporation's first Certificate of Amendment to the Restated Certificate was filed with the Secretary of State of the State of Delaware is June 19, 2001.

        THIRD:    This Certificate of Amendment amends certain provisions of the Restated Certificate and has been duly adopted by the Board of Directors of the Corporation acting in accordance with the provisions of Sections 141(f) and 242 of the DGCL, and further adopted in accordance with the provisions of Sections 211 and 242 of the DGCL by the stockholders of the Corporation.

        FOURTH:    Paragraph A of Article IV of the Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

    "A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is One Hundred Five Million (105,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001). Upon the filing of this Certificate of Amendment, every three (3) shares of Common Stock outstanding shall be combined into one (1) share of Common Stock; provided however, that the Corporation shall issue no fractional shares of Common Stock, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to the fair market value of the shares constituting such fractional share based upon the closing sales price of the Corporation's Common Stock as reported on the Nasdaq National Market as of the date this Certificate of Amendment is filed with the Secretary of the State of Delaware."

        IN WITNESS WHEREOF, First Virtual Communications, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer and President as of                        , 2002.

FIRST VIRTUAL COMMUNICATIONS, INC.
By:
Killko A. Caballero Chief Executive Officer and President

APPENDIX A-2

CERTIFICATE OF AMENDMENT
OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF FIRST VIRTUAL COMMUNICATIONS, INC.

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
FIRST VIRTUAL COMMUNICATIONS, INC.

        FIRST VIRTUAL COMMUNICATIONS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

        FIRST:    The name of the Corporation is First Virtual Communications, Inc., and the original name of the Corporation is First Virtual Merger Corporation.

        SECOND:    The date on which the Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is October 29, 1997. The date on which the Corporation's Certificate of Ownership and Merger merging First Virtual Corporation and First Virtual Merger Corporation was filed with the Secretary of State of the State of Delaware is December 2, 1997. The date of the filing of the Corporation's Amended and Restated Certificate with the Secretary of State of the State of Delaware is May 4, 1998 (the "Restated Certificate"). The date of the filing of the Corporation's Certificate of Ownership and Merger merging FVC.COM, Inc. and First Virtual Corporation with the Secretary of State of the State of Delaware is August 3, 1998. The date on which the Corporation's Certificate of Designation of Series A Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware is June 8, 2000. The date of the filing of the Corporation's Certificate of Ownership and Merger merging First Virtual Communications, Inc. and FVC.COM, Inc. with the Secretary of State of the State of Delaware is February 2, 2001. The date on which the Corporation's first Certificate of Amendment to the Restated Certificate was filed with the Secretary of State of the State of Delaware is June 19, 2001.

        THIRD:    This Certificate of Amendment amends certain provisions of the Restated Certificate and has been duly adopted by the Board of Directors of the Corporation acting in accordance with the provisions of Sections 141(f) and 242 of the DGCL, and further adopted in accordance with the provisions of Sections 211 and 242 of the DGCL by the stockholders of the Corporation.

        FOURTH:    Paragraph A of Article IV of the Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

    "A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is One Hundred Five Million (105,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001). Upon the filing of this Certificate of Amendment, every four (4) shares of Common Stock outstanding shall be combined into one (1) share of Common Stock; provided however, that the Corporation shall issue no fractional shares of Common Stock, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to the fair market value of the shares constituting such fractional share based upon the closing sales price of the Corporation's Common Stock as reported on the Nasdaq National Market as of the date this Certificate of Amendment is filed with the Secretary of the State of Delaware."

        IN WITNESS WHEREOF, First Virtual Communications, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer and President as of                        , 2002.

FIRST VIRTUAL COMMUNICATIONS, INC.
By:
Killko A. Caballero Chief Executive Officer and President

APPENDIX A-3

CERTIFICATE OF AMENDMENT
OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF FIRST VIRTUAL COMMUNICATIONS, INC.

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
FIRST VIRTUAL COMMUNICATIONS, INC.

        FIRST VIRTUAL COMMUNICATIONS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

        FIRST:    The name of the Corporation is First Virtual Communications, Inc., and the original name of the Corporation is First Virtual Merger Corporation.

        SECOND:    The date on which the Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is October 29, 1997. The date on which the Corporation's Certificate of Ownership and Merger merging First Virtual Corporation and First Virtual Merger Corporation was filed with the Secretary of State of the State of Delaware is December 2, 1997. The date of the filing of the Corporation's Amended and Restated Certificate with the Secretary of State of the State of Delaware is May 4, 1998 (the "Restated Certificate"). The date of the filing of the Corporation's Certificate of Ownership and Merger merging FVC.COM, Inc. and First Virtual Corporation with the Secretary of State of the State of Delaware is August 3, 1998. The date on which the Corporation's Certificate of Designation of Series A Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware is June 8, 2000. The date of the filing of the Corporation's Certificate of Ownership and Merger merging First Virtual Communications, Inc. and FVC.COM, Inc. with the Secretary of State of the State of Delaware is February 2, 2001. The date on which the Corporation's first Certificate of Amendment to the Restated Certificate was filed with the Secretary of State of the State of Delaware is June 19, 2001.

        THIRD:    This Certificate of Amendment amends certain provisions of the Restated Certificate and has been duly adopted by the Board of Directors of the Corporation acting in accordance with the provisions of Sections 141(f) and 242 of the DGCL, and further adopted in accordance with the provisions of Sections 211 and 242 of the DGCL by the stockholders of the Corporation.

        FOURTH:    Paragraph A of Article IV of the Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

    "A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is One Hundred Five Million (105,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001). Upon the filing of this Certificate of Amendment, every five (5) shares of Common Stock outstanding shall be combined into one (1) share of Common Stock; provided however, that the Corporation shall issue no fractional shares of Common Stock, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to the fair market value of the shares constituting such fractional share based upon the closing sales price of the Corporation's Common Stock as reported on the Nasdaq National Market as of the date this Certificate of Amendment is filed with the Secretary of the State of Delaware."

        IN WITNESS WHEREOF, First Virtual Communications, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer and President as of                        , 2002.

FIRST VIRTUAL COMMUNICATIONS, INC.
By:
Killko A. Caballero Chief Executive Officer and President

PROXY	FIRST VIRTUAL COMMUNICATIONS, INC.	PROXY

SUPPLEMENTAL PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR AN

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, JUNE 14, 2002

The undersigned hereby appoints KILLKO A. CABALLERO and TIMOTHY A. ROGERS and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of First Virtual Communications, Inc. (the “Company”), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices at 3393 Octavius Drive, Santa Clara, California on Friday, June 14, 2002, at 9:00 a.m., and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS SUPPLEMENTAL PROXY WILL BE VOTED FOR PROPOSAL 4 AS MORE SPECIFICALLY DESCRIBED IN THE SUPPLEMENTAL PROXY STATEMENT.  IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS SUPPLEMENTAL PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Management recommends a vote for Proposal 4.

Proposal 4:

To approve a series of amendments to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s Common Stock whereby each outstanding three, four or five shares would be combined, converted and changed into one share of Common Stock, with the effectiveness of one of such amendments, or the abandonment of the other amendments, or the abandonment of all of the amendments, as permitted under Section 242(c) of the Delaware General Corporation Law, to be determined by the Board of Directors.

	☐ For	☐ Against	☐ Abstain

Dated:	, 2002

SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title.  If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS SPECIAL PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

TO VOTE USING THE TELEPHONE: Call toll free 1-800-816-8908 from a touch tone telephone. There is NO CHARGE for this call. Enter your 14 digit CONTROL NUMBER and 5 digit PIN NUMBER located at the bottom of this proxy and then listen for voting instructions.

INTERNET VOTING INSTRUCTIONS: Go to the following web site www.computershare.com/us/proxy - Enter your 14 digit CONTROL NUMBER and 5 digit PIN NUMBER located at the bottom of this proxy and then follow the voting instructions on the screen. If you vote by telephone or the internet, please DO NOT mail back this proxy card.

CONTROL NUMBER	PIN NUMBER

QuickLinks

SUPPLEMENT TO PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2002
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 4 AMENDMENTS TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT
OTHER MATTERS
APPENDIX A-1 CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF FIRST VIRTUAL COMMUNICATIONS, INC.
CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF FIRST VIRTUAL COMMUNICATIONS, INC.
APPENDIX A-2 CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF FIRST VIRTUAL COMMUNICATIONS, INC.
CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF FIRST VIRTUAL COMMUNICATIONS, INC.
APPENDIX A-3 CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF FIRST VIRTUAL COMMUNICATIONS, INC.
CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF FIRST VIRTUAL COMMUNICATIONS, INC.